UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Cenntro Inc.
(Exact Name of Registrant as Specified in Charters)

Nevada	001-38544	93-2211556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

33 Wood Avenue South, Suite 600, PMB #3572 Iselin, New Jersey 08830
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Comon Stock, $0.0001 par value per share	CENN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, Mr. Gang “Gavin” Lin, the independent director of the Company notified the Board of Directors (the “Board”) of Cenntro Inc., a Nevada Corporation (the “Company”) of his decision to resign his position as an independent director and a member of the Audit Committee of the Board, effective on December 23, 2025. Mr. Lin’s decision was made solely for personal reasons and not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

To fill the vacancy created by Mr. Lin’s resignation until the Company’s next annual general meeting called for the election of directors, the Board appointed Charles Athle Nelson to serve as an independent director and a member of the Audit Committee of the Board, effective on December 23, 2025.

Mr. Charles Athle Nelson has been active in the capital markets for the past 35 years. He began his financial career as a market representative with American International Group and in 1979 joined Dean Witter Reynolds as a Financial Advisor, working with high net worth and institutional clients. In 1980, he joined Drexel Burnham and Lambert, and subsequently, at Ladenberg Thalmann and then at Auerbach Pollack and Richardson originated equity and investment banking transactions. Over the last 20 years, Mr. Nelson has been involved with financing companies in the fintech, healthcare and bio-pharma spaces through private equity and public financing including listings on the Nasdaq and the NYSE. Mr. Nelson holds a bachelor’s degree in arts from Villanova University and an MBA from Rutgers University.

There are no arrangements or understandings between Mr. Nelson and any other persons pursuant to which he was selected as a director, and there are no related party transactions involving Mr. Nelson requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Nelson is an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2).

The Company agrees to pay Mr. Nelson an annual compensation of US$25,000, payable in arrears, in equal installments quarterly. The director offer letter also provides indemnification between the Company and Mr. Nelson in the Company’s standard form for officers or directors of the Company.

The foregoing description of the director offer letter does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1*#	Director Offer Letter dated December 23, 2025 by and between Cenntro Inc. and Charles Athle Nelson.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Indicates management contract or compensatory plan or arrangement
#	Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2025

Cenntro Inc.

	By:	/s/ Peter Z. Wang
	Name:	Peter Z. Wang
	Title:	Chief Executive Officer